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                                                                      EXHIBIT 22

                             NUEVO ENERGY COMPANY

                        Subsidiaries of the Registrant


       NAME                                    State of Incorporation
       ----                                    ----------------------

       Rubicon Venture, Inc.                   Delaware

       Nuevo Liquids, Inc.                     Texas

       Bright Star Gathering, Inc.             Texas

       Richfield Natural Gas, Inc.             Kansas

       Nuevo Congo Company                     Delaware

       The Congo Holding Company               Delaware

       Nuevo Financing I                       Delaware

       Nuevo Ghana, Inc.                       Delaware